Exhibit 99.1

Immunome Reports Third Quarter 2022 Financial Results

Exton, PA – November 14, 2022 - Immunome, Inc. (Nasdaq: IMNM), a clinical stage biopharmaceutical company that utilizes its human memory B cell platform to discover and develop first-in-class antibody therapeutics, today reported financial results for the third quarter ended September 30, 2022 and provided a corporate update.

“We look forward to completing our clinical trial for IMM-BCP-01, our COVID-19 antibody program, while continuing to expand our oncology portfolio including our planned submission of the IND for IMM-ONC-01 by mid 2023. Our Discovery Engine provides unique insights into how the human immune system sees disease and continues to highlight interesting areas of cancer biology and identify novel targets and corresponding antibodies.”

Dr. Sarma continued, “In parallel with our oncology pre-clinical initiatives, we continue to monitor the evolution of multiple new variants of SARS-CoV-2, including BA.4.6, BQ.1, BQ.1.1 and BF.7, and expect to complete enrolment of our Phase 1b trial of IMM-BCP-01 by the end of the year. We also anticipate obtaining topline safety and PK data by the end of the year and look forward to announcing those results in the beginning of 2023.”

Highlights

●	Preclinical Data on Novel Anti-EPN1 Antibody IMM20059 at the Society for Immunotherapy of Cancer’s (SITC) 37th Annual Meeting. In November 2022, Immunome announced that it presented a poster presentation at the Society for Immunotherapy of Cancer’s (SITC) 37th Annual Meeting. Immunome’s preclinical research of IMM20059 demonstrated that IMM20059, in the combination with the anti-PD-L1 atezolizumab, significant tumor regression was induced compared to IMM20059 or atezolizumab treatment alone, suggesting a potential combinatorial effect between the two anti-tumoral pathways.
●	Publication in Clinical & Translational Immunology Highlighting B Cell Repertoires in Patients with Breast Cancer. In August 2022, Immunome announced the publication of a peer-reviewed article in Clinical & Translational Immunology characterizing B cell repertories in tissue samples from patients with breast cancer. The results published by Immunome and its collaborators, provide a framework for understanding how features of tumours relate to the potential for B cells to target cancer cells and these cancer specific B cells are disseminated across tumours, sentinel lymph nodes and blood in the same patient.
●	IMM-BCP-01 Retains Neutralizing Activity Against Prevalent Omicron Subvariants, BA.4/.5 and BA.2.12.1 In July 2022, Immunome announced that its antibody cocktail retained activity against the BA.4/.5 and BA.2.12.1 subvariants in pseudovirus testing. Data recently published in the peer-reviewed journal Science Immunology provides a mechanistic basis for how IMM20253 binding, which is conserved across all variants to date including Omicron and its sub-lineages, neutralized SARS-CoV-2.

Financial Highlights

●	Research and development (R&D) expenses: R&D expenses for the three months ended September 30, 2022, were $5.2 million.
●	General and administrative (G&A) expenses: G&A expenses for the three months ended September 30, 2022, were $3.3 million.
●	Net loss: Net loss for the three months ended 2022 was $8.5 million.
●	Cash and cash equivalents: As of September 30, 2022, cash and cash equivalents totaled $27.1 million.

The investigational work for IMM-BCP-01 was funded by the U.S. Department of Defense’s (DOD) Joint Program Executive Office for Chemical, Biological, Radiological and Nuclear Defense (JPEO-CBRND) in collaboration with the Defense Health Agency (DHA) (Contract number: W911QY-20-9-0019).

About Immunome

Immunome is a biopharmaceutical company that utilizes its proprietary human memory B cell platform to discover and develop first-in-class antibody therapeutics that are designed to change the way diseases are treated. The company’s initial focus is developing therapeutics to treat oncology and infectious diseases, including COVID-19. Immunome’s proprietary discovery engine identifies novel therapeutic antibodies and their targets by leveraging the highly educated components of the immune system, memory B cells, from patients whose bodies have learned to fight off their disease. For more information, please visit www.immunome.com.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding Immunome’s beliefs and expectations regarding the advancement of its platform and programs, execution of its regulatory, research, clinical and strategic plans and anticipated upcoming milestones for its platform and programs, including expectations regarding, among other things, the timing and results of its preclinical studies and clinical trials, clinical plans, general regulatory actions, the translation of preclinical data into clinical safety and efficacy, the therapeutic potential and benefits of our product candidates, the possible need and demand for its product candidates and other statements that are not historical fact. Forward-looking statements may be identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “suggest,” “may,” “will,” “could,” “should,” “seek,” “potential” and similar expressions. Forward-looking statements are based on Immunome’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, those risks and uncertainties associated with: the impact of the COVID-19 pandemic on Immunome’s business, operations, strategy, goals and anticipated milestones; the fact that research and development data are subject to differing interpretations and assessments; Immunome’s ability to execute on its strategy, including with respect to its R&D efforts, IND submissions and other regulatory filings, timing of these filings and the timing and nature of governmental authority feedback regarding the same, initiation and completion of any clinical studies, confirmatory testing and other anticipated milestones as and when anticipated; the effectiveness of Immunome’s product candidates, including the possibility that further preclinical data and any clinical trial data may be inconsistent with the data used for advancing the product candidates and that further variants of concern could emerge; Immunome’s ability to fund operations and raise capital; Immunome’s reliance on vendors; the competitive landscape; and the additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Immunome’s Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (SEC) on March 28, 2022, and elsewhere in Immunome’s other filings and reports with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Immunome undertakes no duty to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law. In this press release, we may discuss our current and potential future product candidates that have not yet undergone clinical trials or been approved for marketing by the U.S. Food and Drug Administration or other governmental authority, including expectations about their therapeutic potential and benefits thereof. No representation is made as to the safety or effectiveness of these current or potential future product candidates for the use for which such product candidates are being studied.

IMMUNOME, INC.

Condensed Balance Sheets

(In thousands, except share data)

(unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$27,078	$49,229
Prepaid expenses and other current assets	2,161	7,409
Total current assets	29,239	56,638
Property and equipment, net	704	855
Operating right-of-use asset, net	171	—
Restricted cash	100	100
Deferred offering costs	332	332
Total assets	$30,546	$57,925
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,139	$3,077
Accrued expenses and other current liabilities	4,230	6,651
Total current liabilities	7,369	9,728
Other long-term liabilities	93	12
Total liabilities	7,462	9,740
Commitments and contingencies (Note 7)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; no shares issued or outstanding at September 30, 2022 and December 31, 2021, respectively	—	—
Common stock, $0.0001 par value; 200,000,000 shares authorized; 12,127,594 and 12,110,373 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	1	1
Additional paid-in capital	131,298	127,289
Accumulated deficit	(108,215)	(79,105)
Total stockholders’ equity	23,084	48,185
Total liabilities and stockholders’ equity	$30,546	$57,925

IMMUNOME, INC.

Condensed Statements of Operations

(In thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$5,225	$4,513	$19,020	$9,725
General and administrative	3,309	3,210	10,094	7,635
Total operating expenses	8,534	7,723	29,114	17,360
Loss from operations	(8,534)	(7,723)	(29,114)	(17,360)
Other income	—	6	—	506
Interest income (expense), net	1	(3)	4	(5)
Net loss	$(8,533)	$(7,720)	$(29,110)	$(16,859)
Deemed dividend arising from warrant modification	(622)	—	(622)	—
Net loss attributable to common stockholders	$(9,155)	$(7,720)	$(29,732)	$(16,859)
Per share information:
Net loss per share of common stock, basic and diluted	$(0.75)	$(0.65)	$(2.45)	$(1.49)
Weighted-average common shares outstanding, basic and diluted	12,127,501	11,934,491	12,125,947	11,348,856

Immunome Contact

Corleen Roche
Chief Financial Officer
Immunome, Inc.
investors@immunome.com

Investor Contact
Laurence Watts
Managing Director
Gilmartin, LLC
laurence@gilmartinir.com